UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2023

 Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Realignment

On November 1, 2023, Avis Budget Group, Inc. (the “Company”) announced that Izzy Martins, currently serving as EVP Americas of the Company, will assume the role of EVP & Chief Financial Officer of the Company, effective January 1, 2024. Ms. Martins will succeed Brian J. Choi who, as described below, will take on the newly established position of EVP & Chief Transformation Officer of the Company.

Ms. Martins, age 52, has been with the Company for nearly 20 years in various senior strategic and financial roles, including Executive Vice President, Americas, since June 2020, Senior Vice President and Chief Financial Officer, Americas from 2014 to 2020, Senior Vice President and Chief Accounting Officer from 2010 to 2014, Vice President of Tax from 2006 to 2010, and Director of Tax Planning and Mergers & Acquisitions, from 2004 to 2006. Prior to joining the Company, she served for seven years at Deloitte & Touche LLP.

Effective January 1, 2024, Mr. Choi will transition from the role of EVP & Chief Financial Officer and become the Company’s first EVP & Chief Transformation Officer. Mr. Choi, age 40, has served as the Company’s EVP & Chief Financial Officer since August 2020. Previously, Mr. Choi served on the Board of Directors (the “Board”) of the Company from January 2016 through August 2020. Before joining the Company, Mr. Choi was a partner at SRS Investment Management, LLC, where he served in various roles from 2008 to 2020. Prior to joining SRS, Mr. Choi worked at Metalmark Capital from 2007 to 2008, and also served as an analyst in the Leveraged Finance Group at Lehman Brothers from 2005 to 2007.

Effective January 1, 2024, Ms. Martins and Mr. Choi will receive an annual base salary of $700,000 and $675,000, respectively, and will each be eligible to earn an annual incentive award at a target rate of 125% of base salary, subject to attainment of applicable performance goals. In addition, Ms. Martins and Mr. Choi will continue to be eligible to participate in the Company’s long-term incentive program, with an expected annual target award value in 2024 of $1,725,000 and $2,000,000, respectively. Awards under the Company's long-term incentive program will be determined by the Compensation Committee of the Board in its sole discretion.

Board Leadership Transition

On November 1, 2023, the Company also announced that, effective immediately following the Company’s 2024 annual meeting of shareholders, Bernardo Hees will resign as Executive Chairman of the Board but continue to serve as a member of the Board, and Jagdeep Pahwa, currently Vice Chairman of the Board, will assume the role of Chairman of the Board, in each case, subject to their re-election at the Company’s 2024 annual meeting of shareholders.

Item 7.01	Regulation FD Disclosure.

On November 1, 2023, the Company issued a press release regarding the foregoing items. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed or furnished as part of this report:

Exhibit No.	Description

99.1	Press Release dated November 1, 2023.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: November 1, 2023